UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 21, 2009

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.   Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, Telkonet, Inc. (the “Company”) announced that its Chief Financial Officer Rick Leimbach will be leaving the Company to pursue other opportunities. A departure date for Mr. Leimbach has yet to be established.  Until his departure date, Mr. Leimbach will remain employed as the Company’s Chief Financial Officer.  In that capacity, Mr. Leimbach will continue to perform the duties and responsibilities customary and consistent with his position and will continue to report to the Company’s President and Chief Executive Officer.

A copy of the press release issued by the Company on December 21, 2009 announcing Mr. Leimbach’s resignation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01.   Other Items.

On December 21, 2009, the Company issued a press release announcing its intention to move its main office from Germantown, Maryland to Milwaukee, Wisconsin. A copy of the Company's press release dated December 21, 2009 related to the relocation of the main office is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits
          See Exhibit Index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: December 28, 2009	By:	/s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.2	Press Release issued by the Company on December 21, 2009